As filed with the Securities and Exchange Commission on June 8, 2004
                                                      Registration No. 333-47514
================================================================================

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT


                                  AMENDMENT #10

                        UNDER THE SECURITIES ACT OF 1933



                             NETCO INVESTMENTS INC.
                             ----------------------
              (Exact name of small business issuer in its charter)


           Washington                       5499               91-2031335
 --------------------------------   --------------------   ---------------------
 (State or other jurisdiction of      (primary standard      (I.R.S. Employer
  incorporation or organization)       industrial code)   Identification Number)


    Suite 212, 1166 Alberni Street
     Vancouver, British Columbia                         (604) 681-1064
           Canada V6E 3Z3
---------------------------------------                 ----------------
(Address of principal executive offices)               (Telephone number)


                               AGENT FOR SERVICE:
                       ----------------------------------
                           Michael Jackson, President
                             Netco Investments Inc.
                         Suite 212, 1166 Alberni Street
                       Vancouver, British Columbia V6E 3Z3
                                 (604) 681-1064

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

---------------------------------------------------------------------------------------------
                            CALCULATION OF REGISTRATION FEE
=============================================================================================
                                            Proposed         Proposed
                               Amount        maximum          maximum
Title of each class of         to be     offering price      aggregate         Amount of
securities to be registered  registered     per unit      offering price    Registration fee
---------------------------  ----------  ---------------  ---------------  ------------------

      Common Stock            4,250,000  $         0.025  $       106,250  $         11.22(1)
=============================================================================================

(1)  previously  paid.

---------------------------------------------------------------------------------------------

================================================================================


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                                                   Date:  June 8, 2004



                             NETCO INVESTMENTS INC.

                         Suite 212, 1166 Alberni Street
                   Vancouver, British Columbia V6E 3Z3 CANADA
                                 (604) 681-1064


                        4,250,000  Shares of Common Stock


This is the initial public offering of common stock of Netco Investments Inc., and no public market currently exists for shares of Netco Investments' common stock. The initial public offering price is $0.025 per share of common stock, which was arbitrarily determined. The offering is on a best efforts basis and the minimum number of shares that must be subscribed for, shall be 2,125,000. Funds will be held in trust pending the sale of the minimum number of shares. The latest date on which this offering will close will be 90 days after the date this prospectus is accepted but may be extended for a further 90 days at the discretion of the Company.

The Company will issue 2,125,000 Common Stock Shares, if the minimum offering is subscribed, for and up to a maximum of 4,250,000 Common Stock Shares having a Par value of $0.0001 which shares do not permit cumulative voting for the election of Directors and for which shareholders do not have any pre-emptive rights to purchase shares of the issuer's common stock.


                                    PER SHARE    MIN. NO OF SHARES SOLD    MAX. NO. OF SHARES SOLD
                                                  TOTAL FUNDS RECEIVED       TOTAL FUND RECEIVED
----------------------------------  ----------  ------------------------  -------------------------
Offering Price                      $    0.025  $                53,125   $                106,250
----------------------------------  ----------  ------------------------  -------------------------
Less Estimated Offering Expenses    $  0.008 /                 ($17,000)                  ($17,000)
(Minimum / Maximum)                 $    0.004
----------------------------------  ----------  ------------------------  -------------------------
Net Proceeds to Netco Investments   $  0.017 /  $                36,125   $                 89,250
(Minimum / Maximum)                 $    0.021
----------------------------------  ----------  ------------------------  -------------------------

                                   ----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of the disclosures in the prospectus. Any representation to the contrary is a criminal offence.

The Company has appointed Mr Michael Jackson as the managing underwriter. Mr Jackson will receive 5% of the funds he raises from the sale of shares.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                                   ----------


We will amend and complete the information in this prospectus. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                     page i

                                TABLE OF CONTENTS


PART I-PROSPECTUS


PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . .    1

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . . . . .    5

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . .    5

LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS. . . . . .    6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. . . . .    7

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . .    7

INTEREST OF NAMED EXPERTS AND COUNSEL . . . . . . . . . . . . . . . . .    8

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
   LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . .    8

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION . . . . . . .   13

DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . .   15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . .   15

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS. . . . . . . .   15

EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . .   15

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
   ON ACCOUNTING AND FINANCIAL DISCLOSURE . . . . . . . . . . . . . . .   16

FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .  F-1


                                     page i

                      SUMMARY INFORMATION AND RISK FACTORS
                               PROSPECTUS SUMMARY


NETCO  INVESTMENTS  INC.

Netco Investments Inc. is a corporation formed under the laws of the State of Washington, whose principal executive offices are located in Vancouver, British Columbia, Canada.

The primary business objective of the Company is to market via the Internet and commissioned sales agents for consumption only by domesticated household animals i.e.; dogs and cats ('Pets') the following product, high-quality vitamins and homeopathic supplements , pre-packaged vacuum packed foods in meal sized portions ('VitaBeast" products) for consumption under the 'VitaBeast Foods' label . The URL www.vitabeast.com is owned by the Company.The Company proposes to do business as VitaBeast Foods.

Netco Investments Inc. is a development stage company and to date has not engaged in any commercial operations and has not earned any revenues.

NAME, ADDRESS, AND TELEPHONE NUMBER OF REGISTRANT

                             Netco Investments Inc.
                           #212 - 1166 Alberni Street
                  Vancouver, British Columbia V6E 3Z3, CANADA
                                 (604) 681-1064

THE  OFFERING

     Price per share Offered . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $0.025
     Common Stock Offered by Netco Investments  .. . . . . . . . . . . . . . . . .    4,250,000 shares
     Common Stock Outstanding Prior to Offering. . . . . . . . . . . . . . . . . .    4,300,000 shares
     Common Stock Outstanding After Offering Assuming 50% of the Offering is Sold.    6,425,000 shares
     Common Stock Outstanding After Offering Assuming 100% of the Offering is Sold    8,550,000 shares

Netco Investments expects to use the net proceeds for organizational purposes, to prepare a marketing campaign for selling VitaBeast Products, to hire commissioned sales staff, and to establish an office and distribution center.


                                Part I - page 1

                                  RISK FACTORS

NETCO INVESTMENTS HAS INCURRED LOSSES SINCE ITS INCEPTION MARCH 15, 2000, EXPECTS LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE, AND COULD FAIL BEFORE IMPLEMENTING ITS BUSINESS PLAN.

Netco Investments is in the extreme early stages of development and could fail before implementing its business plan. It is a start up venture that will incur net losses for the foreseeable future. In its Independent Auditor's Report, Netco Investments' accountants state that Netco Investments' failure to generate revenues and conduct operations since its inception raise substantial doubt about its ability to continue as a going concern. Netco Investments will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a relatively young company that has no history of earnings or profit. There is no assurance that it will operate profitably in the future or provide a return on investment in the future.

NETCO  INVESTMENTS  IS  SOLELY  DEPENDENT  UPON  AMOUNTS  TO  BE  RAISED IN THIS
OFFERING.

Netco Investments has limited funding. It is solely dependent on the proceeds to be raised in this offering, and the results of the offering are uncertain. If only 50% of the shares being offered are sold, the net proceeds to Netco Investments will be approximately $36,126 after deducting estimated offering expenses of $17,000 portion of which has not yet been paid. This amount will enable Netco Investments to commence operations by establishing an office, start a marketing campaign and implement sales calls but may limit the company's ability to start earning revenue. Netco Investments will have to obtain additional financing through an offering or capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Netco Investments or at all.

THE POTENTIAL IMPOSITION OF A SALES TAX ON THE SALE OF GOODS AND SERVICES OVER THE INTERNET MAY SUBSTANTIALLY IMPAIR NETCO INVESTMENTS' OPPORTUNITY TO DERIVE FINANCIAL BENEFIT FROM THE SALES OF ITS PRODUCTS.


There is currently no Federal Sales Tax on Internet transactions in the USA. However, it is the Company's understanding that there are agencies working on the Streamline Sales Tax Project to consider ways of taxing Internet sales, especially mail-order sales. In the event a sales tax is imposed, this could impact on Netco Investment's sales and their ability to generate profit from sales over the Internet.

NETCO INVESTMENTS WILL NEED ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE, OR WHICH MAY DILUTE THE OWNERSHIP INTERESTS OF INVESTORS.

Netco Investments' ultimate success will depend on its ability to make sales and raise additional capital. Netco Investments has not investigated the availability, source or terms that might govern the acquisition of additional financing. If Netco Investments fails to raise additional funds, it will be unable to implement its business plan and the company will likely fail. Netco Investments may raise additional funds through the issuance of equity, equity-related or convertible debt securities. The issuance of additional common stock will dilute existing stockholders. Netco Investments may issue securities with rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Netco Investments.

PURCHASERS MUST RELY ON MR. JACKSON'S ABILITIES FOR ALL DECISIONS AS HE WILL CONTROL THE MAJORITY OF THE STOCK AFTER THE OFFERING. NETCO INVESTMENTS HAS NO EMPLOYMENT AGREEMENT WITH MR. JACKSON AND HE SPENDS ONLY PART-TIME ON ITS BUSINESS. HIS LEAVING HINDER NETCO INVESTMENTS' ABILITY TO OPERATE THEREBY DECREASING THE VALUE OF THE BUSINESS.

Mr. Jackson is serving as Netco Investments' sole officer and director and will only be devoting 20 hours a week to the business at the initial stages. Netco Investments will be heavily dependent upon Mr. Jackson's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, Netco Investments does not


                                Part I - page 2
have an employment agreement with Mr. Jackson and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has Netco Investments obtained a key man life insurance policy on Mr. Jackson. Netco Investments could lose the services of Mr. Jackson, or Mr. Jackson could decide to join a competitor or otherwise compete directly or indirectly with Netco Investments, which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr. Jackson would be difficult to replace.

THE OFFERING PRICE OF THE SHARES IN THIS OFFERING WAS ARBITRARILY DETERMINED AND IS INDICATION OF THE TRUE VALUE OF THE STOCK.

The offering price of the shares has been arbitrarily determined by Netco Investments based upon what it believes purchasers of such speculative issues would be willing to pay for the stock and bears no basis in relation to assets, book value or any other established criteria of value. The offering price may not reflect the market price of our shares after the offering. No assurance can be given that the shares will have a market value or that they can be resold at this price if and when an active secondary market might exist.

RYERSON A.V.V. WILL CONTROL THE MAJORITY OF THE STOCK AFTER THE OFFERING, AND COULD DIRECT BUSINESS DECISIONS THAT MAY BENEFIT ITSELF TO THE DETRIMENT OF MINORITY SHAREHOLDERS.

As the majority shareholder of Netco Investments, Ryerson A.V.V. will have the ability to control the election of directors and officers of the corporation, and thus direct corporate decisions. Such decisions may include raising additional capital, acquiring assets or engaging in a business combination transaction. While such corporate actions may implicitly increase the value of Netco Investments, resulting in an increase in the value of Ryerson's shareholdings, minority shareholders may not personally recognize an increase in the value of their stock. For example, Netco may decide to raise additional capital at a higher value than the current offering. While Netco may be able to conduct an offering at a higher value, it may not support enough volume to permit a shareholder to liquidate shares at a profit. Similarly, an asset purchase or business combination transaction could result in any consideration being paid either to Netco Investments or a significant shareholder such as Ryerson A.V.V., and minority shareholders would simply continue to own shares in the resulting business. Any asset acquisition or business combination would also likely include the issuance of a significant amount of Netco Investments' common stock, which would dilute the ownership interest of holders of existing shares of Netco Investments' common stock. Depending on the nature of the transaction, Netco Investments' stockholders may not have an opportunity to vote on whether to approve it. Netco Investments' management could enter into a transaction that an investor would not want to invest in. In such a case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Netco Investments.

IF NETCO INVESTMENTS IS UNABLE TO SUCCEED WITH ITS BUSINESS PLAN AND ENTERS INTO A NEW LINE OF BUSINESS OR BUSINESS COMBINATION THE SEC COULD SUBJECT NETCO INVESTMENTS TO AN ENFORCEMENT INQUIRY OR A SHAREHOLDERS' SUIT, WHICH WOULD CRIPPLE NETCO INVESTMENTS AND RENDER SHAREHOLDERS' INVESTMENTS WORTHLESS.

Netco Investments intends to implement its VitaBeast Product sales and distribution business plan and does not presently intend to enter into a new line of business or business combination. However, it may find that it cannot raise sufficient capital to do so. It is Management's belief that 80% of all businesses fail within the first five yearsIf Netco Investments is unable to raise sufficient capital to support the VitaBeast sales and distribution business, its board of directors may decide that it is in the best interests of the shareholders of Netco Investments to enter into a new line of business or a business combination.

Federal law requires small start up issuers to disclose their business plans, among other things, so that investors can make informed investment decisions based on all material information. During the registration process, the SEC advised Netco Investments that it believed Netco Investments is a blank check company because its proposed plan of business was commensurate in scope with the uncertainty ordinarily associated with a "blank check" company. Netco Investments clarified its business plan in response to the SEC's comment.

If Netco Investments has not fully implemented its business plan, but decides that it cannot raise sufficient capital to do so and enters into a new line of business or business combination, the SEC may conclude that Netco Investments failed to fully disclose its business plan or never intended to implement the vitamin distribution business plan. If, as a result of such a change in business plan, the SEC believes that Netco Investments never intended to


                                Part I - page 3
implement the vitamin distribution business plan, the SEC may initiate an enforcement inquiry. Such an action would effectively put Netco Investments out of business due to its thin capitalization. Investors would likely lose their entire investments.

NO MARKET MAY DEVELOP FOR NETCO INVESTMENTS' COMMON STOCK AND INVESTORS MAY BE UNABLE TO SELL THEIR SHARES.

There is no public market for Netco Investments' common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate their investment without considerable delay, if at all. The trading market price of Netco Investments' common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Netco Investments' common stock may not develop or be sustained. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Netco Investments' common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Netco Investment stock.

INVESTORS MAY FACE SIGNIFICANT LIMITATIONS ON THE RESALE OF NETCO INVESTMENTS STOCK DUE TO FEDERAL PENNY STOCK REGULATIONS.

The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Netco Investments' securities may constitute "penny stock" within the meaning of the rules, the rules would apply to Netco Investments and its securities. The rules may further affect the ability of owners of Netco Investments' shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, Broker-dealers are required to make a special suitability determination for purchasers who are not established customers or accredited investors, and receive the purchaser's written agreement to the transaction prior to the sale. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some  of  the  statements  under  "Prospectus  Summary",  "Risk  Factors",
"Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause Netco Investments' actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although Netco Investments believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements.


                                Part I - page 4

                                 USE OF PROCEEDS

The net proceeds to Netco Investments from the sale of the 4,250,000 shares of common stock offered by Netco Investments hereby at an assumed initial public offering price of $0.025 per share are estimated to be $89,250 after deducting estimated offering expenses of $17,000 which are currently unpaid and will be paid out of proceeds of the offering. Ryerson Corporation AVV also paid expenses of $43,000 in cash for which it received 4,300,000 shares of Netco Investments common stock. Netco Investments expects to use the net proceeds listed in order of priority as follows:

==================================================================
                          ASSUMING SALE OF      ASSUMING SALE OF
                         50% OF STOCK BEING   100% OF STOCK BEING
                               OFFERED              OFFERED
==================================================================

Organizational Purposes                1,000                 1,000
Hiring Sales people                    2,000                 2,000
Marketing Campaign                     6,000                 6,000
Establish and Office                   6,000                30,000
Implement Sales Calls                  5,000                21,000
Working Capital                       16,125                29,250
                         -------------------  --------------------
TOTAL:                   $            36,125  $             89,250
==================================================================

                         DETERMINATION OF OFFERING PRICE

Netco Investments arbitrarily determined the price of the shares in this offering. The offering price is not an indication of and is not based upon the actual value of Netco Investments. It bears no relationship to the book value, assets or earnings of Netco Investments or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.


                                    DILUTION

The Offering Price is substantially greater than what was paid for by the founder and sole Director on the 15th day of March 2000 and as a result the value of the shares offered under this prospectus will be substantially diluted when further shares are issued.

     1    Net tangible book value per share prior to this distribution $ (0.002)

     2 Net tangible book value per share after this distribution is $0.004 if 50% of the shares offered are sold and $0.0.009 if 100% of the shares offered are sold.

     3 The amount of the increase in such net tangible book value per share attributable to cash payments made by purchasers of shares being offered is $0.006 if 50% of the shares offered are sold and $0.011 if 100% of the shares are sold

     4 The amount of the immediate dilution from the Offering Price which will be absorbed by the purchasers is 84% if 50% of the shares are sold and 64% if 100% of the shares are sold


                              PLAN OF DISTRIBUTION

The offering will be for a period of ninety days and may be extended for an additional ninety days. Netco Investments will offer and sell its common stock through its sole officer and director, Michael Jackson, pursuant to and in compliance with Rule 3a4-1 of the Exchange Act. Rule 3a4-1 provides a safe


                                Part I - page 5
harbor from the broker dealer registration requirements for officers and directors of an issuer who participate in the sale of the issuer's securities. Mr. Jackson will qualify for the exemption because he will not be compensated based upon sales of stock; he primarily performs substantial duties for Netco Investments other than in connection with the offering; he is not nor has been a broker or dealer, or an associated person of a broker or dealer within the last 12 months; he has not and will not participate in selling an offering of securities for any other issuer within the 12 months before and after this offering; and he is not statutorily disqualified. Mr. Jackson will offer stock primarily by delivering prospectuses to business associates with whom he has a pre-existing relationship. All sales will be made in compliance with the securities laws of local jurisdictions. All subscription funds will be placed in trust until the minimum number of shares have been subscribed for. In the event the minimum number of shares are not subscribed for in the time frame specified, the subscribers funds will be promptly returned to them.


                                LEGAL PROCEEDINGS

Netco Investments is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Netco Investments or its property contemplated by any governmental authority.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each director and executive officer of Netco Investments:

      ---------------------------------------------------------------------
            NAME             AGE                  POSITION
      ---------------------------------------------------------------------
      Michael Jackson        63         President, Secretary, Treasurer,
                                                  Director
      ---------------------------------------------------------------------

In March, 2000, Mr. Jackson was elected as the sole officer and director of Netco Investments. He will serve until the first annual meeting of Netco
Investments' shareholders and his successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. Mr. Jackson plans to devote approximately 20 hours per week to the business.

Mr. Jackson has been a real estate land developer and investment banker since 1978. Mr. Jackson is currently president of Hillcon Developments Ltd., a position he has held since 1995. Mr. Jackson's duties with Hillcon Developments include locating properties, preparing pro forma statements, raising capital, marketing, and dealing with Canadian governmental agencies, architects, and engineers. In his capacity as president for Hillcon Developments, he has been responsible for raising $50 million for 22 projects with a market value in excess of $150 million. He also acts as corporate counsel for Hillcon, and prepares all legal documents and negotiates all contracts. From July 1999 to September 2001, Mr. Jackson was the chief executive officer and director of Poker.com Inc., a company which trades on the OTCBB under the symbol "PKER". Mr. Jackson has served as president of Ryerson Corporation A.V.V., a position he has held since January 2000. Ryerson is an investment company. Mr. Jackson's duties include overseeing investment strategies. Mr. Jackson also currently serves as president of UniNet Technologies Inc., an internet software developer. He has held that position since January, 1999. From June, 1985 to November, 1987, Mr. Jackson was with Geneva Capital Corporation, where his functions included taking companies public on the Vancouver Stock Exchange, the Toronto Stock Exchange, and NASDAQ. He acted as counsel for the company and prepared all offering memoranda, and other legal documents. He also raised capital for the company and negotiated all contracts. Mr. Jackson served as a director of Waterloo Resources Inc. from August 1985 to December 1987, Lucky Mines Inc. from August 1985 to December 1987, and Burcon Developments Inc. from December 1987 to August 1988. Waterloo, Lucky Mines and Burcon were all public companies listed on the Vancouver Stock Exchange. Mr. Jackson practiced law from 1966 through 1978.


                                Part I - page 6

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth, as of, June 8, 2004 Netco Investments' outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Netco Investments to own beneficially, more than 5% of its common stock, and the shareholdings of all executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.


=========================================================================================================================
                                    SHARES     PERCENTAGE OF      PERCENTAGE OF        PERCENTAGE OF
                                     OWNED      SHARES OWNED   SHARES OWNED AFTER   SHARES OWNED AFTER    PERCENTAGE OF
                                  BEFORE THIS   BEFORE THIS    100% OF THE SHARES    50% OF THE SHARES     SHARES OWNED
NAME                               OFFERING       OFFERING     ARE SUBSCRIBED FOR   ARE SUBSCRIBED FOR   BEFORE OFFERING
-------------------------------------------------------------------------------------------------------------------------
Ryerson Corporation A.V.V. (1)      4,300,000            100%               50.29%                66.9%              100%
c/o 7 Abraham de Veerstraat,
P.O. Box 840, Curacao
Netherlands Antilles
-------------------------------------------------------------------------------------------------------------------------
Michael Jackson, Director                   0              0                    0                    0                 0
Suite 212, 1166 Alberni Street
Vancouver, British Columbia
Canada V6E 3Z3
-------------------------------------------------------------------------------------------------------------------------
Michael Jackson, President                  0              0                    0                    0                 0
Suite 212, 1166 Alberni Street
Vancouver, British Columbia
Canada V6E 3Z3
-------------------------------------------------------------------------------------------------------------------------
Michael Jackson, Sect'y/Treas.              0              0                    0                    0                 0
Suite 212, 1166 Alberni Street
Vancouver, British Columbia
Canada V6E 3Z3
-------------------------------------------------------------------------------------------------------------------------
All Executive Officers and          4,300,000            100%               50.29%                66.9%              100%
Directors as a Group
(Michael Jackson as the control
shareholder of Ryerson and sole
Officer and Director.)
=========================================================================================================================

     (1)  Michael Jackson is the controlling shareholder of Ryerson Corporation.


                            DESCRIPTION OF SECURITIES

The following description of Netco Investments' capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by Netco Investments' articles of incorporation and bylaws, and by the applicable provisions of Washington law.

The authorized capital stock of Netco Investments consists of 120,000,000 shares: 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Netco Investments' common stock.

The holders of shares of common stock of Netco Investments do not have cumulative voting rights in connection with the election of the board of directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Netco Investments' directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the board of directors. The board of directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock


                                Part I - page 7
entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Netco Investments, holders are entitled to receive, ratably, the net assets of Netco Investments available to shareholders after payment of all creditors.

To the extent that additional shares of Netco Investments' common stock are issued, the relative interests of existing shareholders may be diluted.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

LEGAL  MATTERS

The validity of the issuance of the common shares to be sold by NetCo Investments under this prospectus and the shares was passed upon for the Company by Jack G. Orr and the Law Offices of Jack G. Orr. Neither of these persons is the beneficial owner or the registered owner of any interest in the Company, nor have they been a promoter, underwriter, voting trustee, director, officer, or employee of the Company. Neither of them have any contingent based agreement with Netco Investments or any other interest in or connection to the Company.

EXPERTS

Amisano Hanson is the Company's current auditors who have prepared their report on the financial statements for the periods ending December 31 2003 and December 31 2002. Manning Elliott was the company's previous auditors who prepared their report on the financial statements for the periods ending December 31 2001 and December 31 2000.

Both accounting firms are experts in accounting and auditing.

Neither Amisano Hanson nor Jack Orr were employed on a contingent basis in connection with the registration or offering of Netco Investments' common stock.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Netco Investments' articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Washington state law. Netco Investments' bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Netco Investments or is or was serving at the request of Netco Investments as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Netco Investments pursuant to the forgoing provisions or otherwise, Netco Investments has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                             DESCRIPTION OF BUSINESS

GENERAL

Netco Investments was incorporated under the laws of the State of Washington on March 15, 2000, and is in its early developmental and promotional stages. To date, Netco Investments' only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Netco Investments has not commenced commercial operations. Netco Investments has no full time employees and owns no real estate.


                                Part I - page 8

THE  BUSINESS  MODEL

Netco  Investments  proposes  to  carry on  business under the name of VitaBeast
Foods.  Netco  will  apply  to  trade mark the name. The URL   www.vitabeast.com
was  recently  acquired  by  the  Company  from  Mr  Jackson  for  $1.00.

Netco's business model is to sell for sole use of Pets quality low cost vitamins and homeopathic supplements as well as prepackaged foods in meal sized portions under the 'VitaBeast' label, directly to the public via the Internet and by way of commissioned sales agents. Customers will place their orders via the VitaBeast website www.vitabeast.com.

Netco Investment will initially market their product in Vancouver, Canada in order to facilitate easy delivery of product . As soon as any and all defects have been identified and fixed, the company will expand its geographic market.

The product will be ordered by the general public over the internet and shipped via Courier to the customers address. The product will first be received from the supplier by Vitabeast at their office/warehouse, packaged and shipped to the customer. All financial transactions will be handled by VitaBeast's Visa and Master card Merchant Account. The VitaBeast webmaster will download e-mail orders several times a day, check for payment and then submit the product order.

VitaBeast will use e-commerce advertising such as banner ads on major servers and websites, use affiliate marketing as well as trying to insure that all major search engines pick VitaBeast on their first page as the best choice for healthy Pet Foods and homeopathic supplements.

Sales will also be implemented by commissioned Sales Agents. Sales Agents will be paid a commission of 10% of the selling price of the VitaBeast product they sell.

ACQUISITION  OF  THE  LICENSE

On March 15, 2000, Netco Investments' sole shareholder, Ryerson Corporation AVV, in return for 3,500,000 shares of Netco Investments' common stock, transferred to Netco Investments its rights under a license agreement with Vitamineralherb.com. The license agreement grants an exclusive right to distribute Vitamineralherb products to health and fitness professionals in Massachusetts via the Internet. Ryerson acquired the license under the terms of a settlement agreement by and between Ryerson, Texmont, Inc., a company in which it is the sole shareholder, and Mortenson & Associates, an affiliate of Vitamineralherb. Mortenson & Associates had granted Texmont a license to distribute and produce an oxygen enriched water product, called "Biocatalyst," for fish farming and aquarium use. Mortenson & Associates acquired its right to sublicense Biocatalyst to Texmont from NW Technologies Inc. As a result of a legal dispute between Mortenson & Associates' principal and NW Technologies, Mortenson & Associates was unable to fulfill its obligations to Texmont under the license. Under the terms of the settlement agreement, Vitamineralherb, an affiliate of Mortenson & Associates, granted to Ryerson the license to distribute Vitamineralherb products in part for its agreement not to pursue its individual claims against Mortenson & Associates.

Because of a lack of support from the management of VitamineralHerb.com, Netco Investments have decided to dis-continue utilizing the VitaMineralHerb License and will have no further business relationship with them. We intend to focus on the sale of vitamins and homeopathic supplements as well as pre-packaged vacuum packed fresh frozen foods in meal size portions for pets (that we will purchase from Amore Foods and Adored Beast Veterinary clinic) and will market this product under the VitaBeast label directly to pet owners via the Internet. Mr Jackson has sold the URL www.vitabeast.com to the Company for $1.00 . The sale agreement is attached as Exhibit 10.6

Mr. Jackson is the President of Netco Investments Ltd and acts as the President of Ryerson Holdings A.V.V. Ryerson had acquired the Vitamineralherb.com License from Mortenson & Associates and transferred the license to Netco in exchange for 3,500,000 shares. Ryerson acquired a further 800,000 common shares at a fair market value of $0.01 per share for legal and organizational expenses paid.


                                Part I - page 9

BACKGROUND  ON  VITABEAST.COM  AND  SUPPLIERS

As a result of due diligence that Mr Jackson conducted while researching the Vitamineralherb.com market, he ascertained that there was a large and untapped market for Vitamin and homeopathic supplements as well as prepared fresh frozen raw pet foods. Mr Jackson found that many pet owners where in favor of changing their pet's diets to one of fresh raw foods rather than dry treated food pellets and that most potential customers are working and that ordering over the Internet would have great convenience appeal. Mr Jackson applied for and registered the URL www.vitabeast.com which he sold to the Company.

     VitaBeast will initially start out with two providers:
          a) Amore Foods Ltd. who is the manufacturer and distributor of the prepared food, produce and freeze raw fresh food meals for dogs and cats including buffalo meat and bones in meal size portions. Amore Foods distribute as wholesalers.
          b) Adored Beast Veterinary Clinic who will provide Vitamins and Supplements until the Company is in a financial position to order in bulk direct from the Distributors of Vitamins and supplements. We will purchase Vitamins and Minerals from Adored beast at 10% plus cost.

We do not have a written long term agreements with either provider but the basic product is available from other sources and we therefore are not concerned about providers. The Company will purchase VitaBeast products from both Amore Foods Ltd and from Adored Beast Veterinary Clinic.

Mr. Jackson has no direct or indirect relationship with Amore Foods Ltd and/or Adored Beast Veterinary Clinic. VitaBeast has not yet begun marketing. VitaBeast's www.VitaBeast.com, will be fully functional by June 15th, 2004 and will be ready to receive and process orders from customers as soon as this funding has been completed. VitaBeast has not yet had any sales activity and has received no revenues.

IMPLEMENTATION  OF  BUSINESS  PLAN:  MILESTONES

Netco Investment's specific business plan is to hire sales people, develop and implement an advertising campaign for VitaBeast Foods, Vitamin and Supplemental products, establish a distribution office and generate revenue. Netco Investments will operate the business under the name VitaBeast Foods. VitaBeast intends to sell over the Internet and employ commissioned salespeople to market the VitaBeast product .

     - MILESTONE 1: HIRE SALESPEOPLE. Netco Investments will have to engage salespeople to sell VitaBeast Foods and Supplements and expects that it may hire one commissioned salesperson during its first year of operation. The salesperson will be marketing the VitaBeast product via the Internet and by taking phone orders from customers. The companies website will have a contact email address for sales@vitabeast.com and a telephone number for sales. The hiring process would include running advertisements in the local newspaper and /or the Internet and conducting interviews. We anticipate that hiring a salesperson may take four to six weeks. The cost of hiring the salesperson, not including compensation, is estimated at $2,000. This milestone should occur by the end of August 2004.

     - MILESTONE 2: DEVELOPMENT OF AN ADVERTISING CAMPAIGN. Netco Investments will develop an advertising campaign, including establishing a list of prospects and designing and printing sales materials. We anticipate that it would take approximately six to eight weeks to develop the advertising campaign, depending on the availability of resources. The cost of developing the campaign is estimated at approximately $6,000. This milestone should be achieved by September 2004.

     - MILESTONE 3: ESTABLISH A DISTRIBUTION CENTER/ OFFICE. VitaBeast will establish a distribution center/office for the sales force, management and staff and for holding product prior to distribution. This would include an office, furniture, and equipment such as computers, fax and telephones and a small stand-up walk in freezer. It is anticipated that it may take four to six weeks to locate acceptable space and select and purchase equipment. The expense of office rental, salary and equipment is estimated to be $60,000 per year. The bulk of these funds will come from future financing. Prior to establishing a permanent office, the Company will use the premises of Hillcon Developments Ltd., currently occupied by Mr. Jackson. This should happen immediately upon closing.


                                Part I - page 10

     - MILESTONE 4: IMPLEMENTATION OF ADVERTISING CAMPAIGN/SALES CALLS. Implementation of the advertising campaign would begin with e-mailing of the list of product to the identified list of prospects. This should occur by the end of September 2004.

     - MILESTONE 5: ACHIEVE REVENUES. It is difficult to quantify how long it will take to convert a sales call into actual sales and revenues. VitaBeast will not begin receiving orders until its sales force is able to convince potential clients the value of the VitaBeast product. Assuming Netco Investments has received all necessary approvals to begin raising funds by July, 2004, and assuming an offering period of approximately one month, in a best case scenario VitaBeast may receive its first revenues as early as November, 2004. However, a more realistic estimate of first revenues would be January 2005 or later.

     - MILESTONE 6. RAISE WORKING CAPITAL. The company plans to raise a further $100,000 for working capital. This should be undertaken by February 2005.

As discussed more fully in Management's Discussion and Analysis-Liquidity and Capital Resources section, the expenses of implementing VitaBeast's business plan may exceed the funds raised by this offering, and VitaBeast may have to raise additional financing through an offering or through capital contributions by its current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to VitaBeast or at all.

COMPETITION

The electronic commerce industry is new, rapidly evolving and intensely competitive, and Netco Investments expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the fresh raw foods, vitamin and supplement products for Pets has no clear dominant leader.

Netco  Investments'  competitors  can  be divided into several groups including:

     - Traditional pet stores which sell packaged dry Pet Food as well as vitamins, supplements, minerals and alternative health products.

     - Traditional Vetinary Clinics will be a constant competitor to VitaBeast.

     - the online retail initiatives of several traditional pet food, vitamins, supplements, minerals and alternative health products retailers;

     - independent online retailers specializing in pet foods, vitamins and supplements.

     - mail-order and catalog retailers of pet food, vitamins, supplements, minerals and alternative health products.

Many of Netco Investments' potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than Netco has. These competitors include multi-storee/franchised big box pet product retailers as well as smaller mom and pop retail pet stores. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases.
Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than Netco Investments does. Increased competition may result in reduced operating margins and loss of market share.

VitaBeast believes that the principal competitive factors in its market are

-    Ability to attract and retain customers by offering
     a)   convenience  of  ordering  over  the  internet  and  home  delivery
     b) high quality fresh frozen raw foods in meal sized portions, high quality low cost Vitamins and Homeopathic supplements for sole use of
          Pets:


                                Part I - page 11

- Licensees plans to hire salespeople on a commission basis to sell product direct to the consumer.

- Unique Product: VitaBeast's products are a healthy alternative to the typical dry and tinned Pet foods. It is managements opinion that pet owners are becoming more aware of the value of feeding their pets healthy fresh raw food product rather than pre-packaged dry foods.

- Quality and responsiveness of customer service: By utilizing the VitaBeast website, www.VitaBeast.com, customers can order directly and inquire about special Vitamin and Supplement needs.

Netco  Investments  believes  that  it  can  compete favorably on these factors.
However, Netco Investments will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, Netco Investments' online competitors can duplicate many of the products or services offered on the VitaBeast web site.

REGULATORY  ENVIRONMENT

There is no government body that regulates foods, vitamins and supplements for pet consumption. There are however a few associations that monitor the industry such as the American Pet Products Manufacturers Association('APPMA') Management believes that the vision of the American Pet Products Manufacturers Association is to create a society where every household has a pet or that pets are treated in a caring and responsible manner. Management has cut from the APPMA website the following quote " The American Pet Products Manufacturer's Association is the leading not-for-profit trade association serving the interests of American pet product manufacturers and importers. Founded in 1958 with a membership of 17 manufacturers, APPMA's membership has grown to include over 500 pet product manufacturers and importers representing both large corporations and growing business enterprises. APPMA was established to promote, develop and advance pet ownership and the pet product industry. To this end, APPMA:

     - supports industry-related market research, scientific research and educational seminars;

     -    promotes  responsible  pet  ownership  through education and research;

     - works closely with other major organizations dedicated to similar goals to identify and help fund research projects; and

     -    monitors  and  responds  to  legislation  and  regulation.

It is the intention of Netco Investments to become a member of APPMA.

REGULATION  OF  THE  INTERNET

In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in Netco Investments' sales.


There is currently no Federal Sales Tax on Internet transactions in the USA. However, it is the Company's understanding that there are agencies working on the Streamline Sales Tax Project to consider ways of taxing Internet sales, especially mail-order sales. In the event a sales tax is imposed, this could impact on Netco Investment's sales and their ability to generate profit from sales over the Internet.


                                Part I - page 12

EMPLOYEES

Netco Investments is a development stage company and currently has no employees. Netco Investments is currently managed by Michael Jackson, its sole officer and director. Mr. Jackson's time spent on the business affairs of Netco Investments has been minimal to date. Netco Investments looks to Mr. Jackson for his entrepreneurial skills and talents. Management plans to use commissioned salespeople, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Netco Investments may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Netco Investments, which would dilute the ownership interest of holders of existing shares of its common stock.

AVAILABLE INFORMATION AND REPORTS TO SECURITIES HOLDERS

Netco Investments has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Netco Investments and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Netco Investments files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. Netco Investments' filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, Netco Investments will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above. Netco is not required nor does it plan to send annual reports directly to its shareholders.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of Netco Investments' financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Vitamineralherb products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Netco Investments' actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Netco Investments described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Netco Investments' Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

RESULTS  OF  OPERATIONS

During the period from March 15, 2000 (inception) through March 31, 2004 Netco Investments has engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb and preparation for registration of its securities under the Securities Act of 1933, as amended. Netco incurred expenses of $4,287 for the period December 31, 2003 to March 31, 2004. The Company has accumulated a deficit of $45,923 at March 31, 2004 since inception and has a working capital deficiency of $13,173 at March 31, 2004. No revenues were received by Netco Investments during this period.


                                Part I - page 13

Netco has acquired the URL www.VitaBeast.com and proposes to carry on business as VitaBeast Foods.

For the current fiscal year, Netco Investments anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Netco Investments anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

LIQUIDITY  AND  CAPITAL  RESOURCES

Netco Investments remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Netco Investments' balance sheet as of March, 31, 2004, reflects total assets of nil. Organizational expenses of $8,000 were paid for by the sole shareholder and expensed to operations. The sole shareholder received 800,000 shares of stock for the $8,000 paid in capital. In addition, the sole shareholder received 3,500,000 shares of stock for the contribution of the Vitamineralherb.com license valued at $35,000. Mr Jackson received $1.00 from the sale of the URL www.VitaBeast .com to the Company.

The specific steps in Netco Investments' business plan are to hire a commissioned salesperson, establish an office, develop an advertising campaign, and have the commissioned sales person implement sales.

As the first step of its business plan, Netco Investments plans, during the next six to twelve months, to offer for sale commence a marketing campaign to sell to their clients high-quality vitamins, , nutritional supplements, as well as prepackaged fresh frozen foods which are ordered via the internet. Netco Investments expects to begin earning revenues shortly after a sales force is in place.

The net proceeds to Netco Investments from the sale of the 4,250,000 shares of common stock offered by Netco Investments hereby at an assumed initial public offering price of $0.025 per share are estimated to be $89,250 after deducting estimated offering expenses of $17,000, portion of which remain unpaid and will be paid out of proceeds of the offering. Netco Investments believes that during its first operational year it will need a capital infusion of approximately $60,000 if maximum offering is subscribed for and $113,000 if minimum offering is subscribed for, to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of, marketing and administrative expenses. These expenses will exceed the funds raised by this offering, and Netco Investments will have to obtain additional financing through an offering or capital contributions by current shareholders.

Netco Investments is conducting this offering, in part, because it believes that an early registration of its equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, Netco Investments believes it will be in a better position, either to conduct a future public offering of its securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its shares will help minimize the liquidity discounts Netco Investments may otherwise have to take in a future private placement of its equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. Netco Investments believes that the cost of registering its securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities. No specific private investors have been identified, but Netco Investments' management has general knowledge of an investor class interested in investing in companies that can demonstrate a clear path to an early liquidity event.

Netco Investments will need additional capital to continue its business plan. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Netco Investments or at all. If not available, Netco's operations would be severely limited, and it would be unable to complete its business plan, and may fail. In the process of carrying out its business plan, Netco Investments may determine that it cannot raise sufficient capital to support the vitamin distribution business on acceptable terms, or at all. Netco Investments' board of directors has a fiduciary duty to act in the best interests of the corporation and its shareholders. The board of directors may decide that it is in the best interests of the corporation and its shareholders to liquidate the business, enter into a new line of business or engage in a business combination with another business.


                                Part I - page 14

Netco Investments is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions. Netco Investments does not presently intend to enter into a new line of business or business combination.

If Netco Investments either raises additional capital or engages in a business combination transaction that implicitly increases the value of Netco Investments, shareholders may not personally recognize the increase in value. For example, if Netco Investments raises additional capital in the future at $0.05 per share, even if there is a market for Netco Investments' stock, it may not support enough volume to permit a shareholder to liquidate shares at a profit. Similarly, a business combination transaction could result in any consideration being paid either to Netco Investments or a significant shareholder such as Ryerson A.V.V., and minority shareholders would simply continue to own shares in the resulting business.


                            DESCRIPTION OF PROPERTY

Netco Investments currently maintains limited office space for which it pays no rent at #212-1166 Alberni Street, Vancouver, British Columbia V6E 3Z3, Canada; phone number is (604) 681-1064 The space is rented by642201 B.C. Ltd., of which Michael Jackson is President. The value of the uncharged rent is negligible. Netco Investments does not believe that it will need to obtain additional office space until its business plan is more fully implemented.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of Netco Investments, and no owner of five percent or more of Netco Investments' outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for Netco Investments' securities. Netco Investments has no common equity subject to outstanding purchase options or warrants. Netco Investments has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Netco Investments has agreed to register under the Securities Act for sale by shareholders. In the event Netco is deemed to be a blank check company, shares acquired in an unregistered offering may have to be resold through a registered offering. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Netco Investments.

As of June 8,2004 there were 4,300,000 shares of common stock outstanding, held by one shareholder on record. Upon effectiveness of the registration statement that includes this prospectus, all of Netco Investments' outstanding shares will be eligible for sale. The shares currently held by Netco Investment's sole shareholder will be subject to Rule 144 of the Securities Act of 1933. Rule 144, in addition to providing an exemption for resales of securities, restricts sales by affiliates to one percent of the issuer's outstanding stock in any given 3 month period.

To date Netco Investments has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Netco Investments' future earnings, if any, its financial condition, and other factors as deemed relevant by the board of directors.

                             EXECUTIVE COMPENSATION

No officer or director has received any remuneration from Netco Investments. Although there is no current plan in existence, it is possible that Netco Investments will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Netco Investments' business plan. Netco Investments has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit


                                Part I - page 15
of directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future. Netco Investments has no employment contract or compensatory plan or arrangement with any executive officer of Netco Investments. The director currently does not receive any cash compensation from Netco Investments for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

                              FINANCIAL STATEMENTS

The Financial Statements required by this Item are included at the end of this report beginning on page F-1.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 18th 2003 the Company advised their principal independent accountant, Manning Elliott Chartered Accountants that they were dismissed as Netco's auditors. The Company hired the accounting firm Amisano Hanson Chartered Accountants as their replacement, as per the corporate resolution dated December 23, 2002. Attached as Exhibit 23.3, is a letter from Amisano Hanson confirming they are an independent public accountant, within the meaning of the Securities Acts administered by the US Securities and Exchange Commission and the requirements of the Independence Standards Board.

The Company's decision to change accountants was recommended and approved by the Board of Directors in a resolution dated December 23, 2002 (see Exhibit 23.3). This decision had nothing to do with the performance of the former accountants services. Manning Elliot's report in the 2000 and 2001 Financial Statements did not contain an adverse opinion or disclaimer of opinion, nor were the statements modified as to uncertainty, audit scope, or accounting principles.

Netco Investments did not have any disagreements with Manning Elliott, either resolved or unresolved from the Company's inception in March 15, 2000 through to the last audited financial statements in December 31, 2001 nor during the interim period from January 1 2002 to June 8, 2004. The Company and Manning Elliott did not disagree on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Manning Elliott's satisfaction, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report.

The Company has given Manning Elliott authorization to fully respond to the inquiries of the Company's new accountants, Amisano Hanson, concerning the previous financial statements audited by Manning Elliott. There were no limitations placed upon Manning Elliott, whatsoever (see Exhibit 23.4).

Netco Investments has provided Manning Elliott with a copy of the disclosures it is making and we have attached a letter from Manning Elliott, addressed to the Commission, stating that they agree with the statements made by the Company. This letter has been filed as Exhibit 23.6.


                                Part I - page 16

                 PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Netco Investments' articles of incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Washington law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Netco Investments or a fiduciary of an employee benefit plan, or is or was serving at the request of Netco Investments as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The effect of these provisions is potentially to indemnify Netco Investments' directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Netco Investments. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The bylaws of Netco Investments, filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Netco Investments, absent a finding of negligence or misconduct in office. Netco
Investments' Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Netco Investments has the power to indemnify such person against liability for any of those acts.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

==============================================================
                                                    AMOUNT TO
                                                     BE PAID
--------------------------------------------------------------
SEC registration fee                                $       12
Printing and engraving expenses                              -
Attorney's fees and expenses                             8,000
Accountant's fees and expenses                           3,000
Transfer agent's and registrar's fees and expenses         500
Sales Commission                                         5,312
Miscellaneous                                              176
                                                    ==========
TOTAL                                               $   17,000
==============================================================

The Registrant will bear all expenses shown above.


                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of Netco Investments' securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On March 15, 2000, Netco Investments issued 4,300,000 shares of common stock to Ryerson Corporation AVV: 3,500,000 shares as compensation for the license of Vitamineralherb.com rights valued at $35,000 and 800,000 shares for Ryerson Corporation AVV's contribution of $8,000 for payment of organizational expenses. The issuance of the shares was exempt from registration under Rule 506 of Regulation D, Sections 3(b) and 4(2), and Regulation S of the Securities Act of 1933, as amended, due to Ryerson's status as the founder of Netco Investments, its status as an accredited investor, its foreign nationality, the limited


                                Part II - page 17
number of investors (one), and the offer and sale of the stock outside the United States.


                                    EXHIBITS

     The following exhibits are filed as part of this Registration Statement:


     EXHIBIT NUMBER    DESCRIPTION

          3.1*         Articles of Incorporation
          3.2*         Bylaws
          4.1*         Specimen Stock Certificate
          4.2*         Share Subscription Agreement
          5.1*         Opinion re: legality
         10.1*         License Agreement
         10.2*         Assignment of License Agreement
         10.3*         Settlement Agreement
         10.4*         Manufacturing Agreement
         10.5*         Acquisition Agreement of the URL
         23.1          Consent of Independent Auditors
         23.2*         Consent of Counsel (see Exhibit 5.1)
         23.3*         Board of Directors Resolution
         23.4*         Letter to Manning Elliott
         23.5          Consent Letter from Amisano Hanson
         23.6*         Consent Letter from Manning Elliott

-------------
     *    Previously filed

                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

    (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling


                                Part II - page 18
precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on June 8, 2004.

                                        NETCO  INVESTMENTS  INC.

                                        By:  /s/  Michael  Jackson
                                            ------------------------------------
                                             Michael  Jackson,  President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                 TITLE                            DATE

/s/  Michael  Jackson                                      June 8, 2004
------------------------  -------------------------------  ---------------------
Michael  Jackson          President,  Secretary,  Chief
                          Financial and Accounting
                          Officer  and  Director



                                Part II - page 19

                             NETCO INVESTMENTS INC.

                          (A Development Stage Company)

                          INTERIM FINANCIAL STATEMENTS

                      March 31, 2004 and December 31, 2003

                             (Stated in US Dollars)

                                   (Unaudited)
                                    ---------


                                   NETCO INVESTMENTS INC.
                                (A Development Stage Company)
                                   INTERIM BALANCE SHEETS
                            March 31, 2004 and December 31, 2003
                                   (Stated in US Dollars)
                                        (Unaudited)
                                        -----------


                                                                     March 31,    December 31,
ASSETS                                                                 2004           2003
------                                                              -----------  --------------

Current
  Rights and licenses - Notes 3 and 4                               $        -   $           -
                                                                    ===========  ==============

                      LIABILITIES
Current
  Accounts payable and accrued liabilities                          $    8,240   $       5,962
  Due to related parties - Note 5                                        4,933           2,924
                                                                    -----------  --------------

                                                                        13,173           8,886
                                                                    -----------  --------------

                STOCKHOLDERS' DEFICIENCY
Preferred stock, 20,000,000 preferred shares authorized with a par value of $0.0001;  none issued
Common stock, 100,000,000 common shares
 authorized with a par value of $0.0001
 4,300,000 common shares issued and outstanding (2003:  4,300,000)         430             430
Additional paid-in capital                                              32,320          32,320
Deficit accumulated during the development stage                       (45,923)        (41,636)
                                                                    -----------  --------------

                                                                       (13,173)         (8,886)
                                                                    -----------  --------------

                                                                    $        -   $           -
                                                                    ===========  ==============


                             SEE ACCOMPANYING NOTES
                                   Page F - 2

                             NETCO INVESTMENTS INC.
                          (A Development Stage Company)
                        INTERIM STATEMENTS OF OPERATIONS
            for the three month period ended March 31, 2004 and 2003
and for the period from March 15, 2000 (Date of Incorporation) to March 31, 2004
                             (Stated in US Dollars)
                                  (Unaudited)
                                  -----------


                                                                            March 15,
                                                                              2000
                                                                        (Date of Incor-
                                                                          poration) to
                                           Three months ended March 31,     March 31,
                                             2004             2003            2004
                                        --------------  -----------------  -----------

Revenue                                 $           -   $              -   $        -
                                        --------------  -----------------  -----------

Expenses
  Filing fees                                     477                  -        1,653
  Legal, organizational and audit fees          3,682                  -       14,932
  Rights and licenses costs                        59                  -       24,810
  Office and miscellaneous                         69                  -          696
  Website maintenance fee                           -                  -          500
                                        --------------  -----------------  -----------

Net loss for the period                 $      (4,287)  $              -   $  (42,591)
                                        ==============  =================  ===========

Loss per share                          $       (0.00)  $          (0.00)
                                        ==============  =================

Weighted average shares
 outstanding                                4,300,000          4,300,000
                                        ==============  =================


                             SEE ACCOMPANYING NOTES
                                   Page F - 3

                                 NETCO INVESTMENTS INC.
                              (A Development Stage Company)
                            INTERIM STATEMENTS OF CASH FLOWS
                for the three month period ended March 31, 2004 and 2003
    and for the period from March 15, 2000 (Date of Incorporation) to March 31, 2004
                                 (Stated in US Dollars)
                                      (Unaudited)
                                      -----------


                                                                                 March 15,
                                                                                   2000
                                                                             (Date of Incor-
                                                                               poration) to
                                                Three months ended March 31,     March 31.
                                                   2004             2003           2004
                                              --------------  ----------------  -----------
Cash flow from Operating Activities
  Net loss for the period                     $      (4,287)  $              -  $  (42,591)
  Non-cash items
    Legal and organizational expenses                     -                  -       8,000
    Rights and licenses costs                             -                  -      24,751
  Change in non-cash working capital items
    Accounts payable and accrued liabilities          2,278                  -       6,917
                                              --------------  ----------------  -----------

Net cash used by Operating Activities                (2,009)                 -      (2,923)
                                              --------------  ----------------  -----------

Cash flow from Investing Activity
  Rights and licenses                                     -                  -          (1)
                                              --------------  ----------------  -----------

Net cash used in investing activity                       -                  -          (1)
                                              --------------  ----------------  -----------

Cash flow from Financing Activity
  Due to related parties                              2,009                  -       2,924
                                              --------------  ----------------  -----------

Net cash provided by financing activity               2,009                  -       2,924
                                              --------------  ----------------  -----------

Change in cash during the period                          -                  -           -
Cash, beginning of period                                 -                  -           -
                                              --------------  ----------------  -----------

Cash, end of period                           $           -   $              -  $        -
                                              ==============  ================  ===========


                                                                                   /Cont'd.


                             SEE ACCOMPANYING NOTES
                                   Page F - 4

                                     NETCO  INVESTMENTS  INC.                          Continued
                                  (A Development Stage Company)
                                 INTERIM STATEMENTS OF CASH FLOWS
                     for the three month period ended March 31, 2004 and 2003
         and for the period from March 15, 2000 (Date of Incorporation) to March 31, 2004
                                      (Stated in US Dollars)
                                           (Unaudited)
                                           -----------


                                                                                       March 15,
                                                                                         2000
                                                                                   (Date of Incor-
                                                                                     poration) to
                                                      Three months ended March 31,     March 31,
                                                         2004             2003           2004
                                                     -------------  ----------------  -----------
Non-cash Financing Activities
  A total of 800,000 common shares were issued to
  a company controlled by the sole director at a fair
  market value of $0.01 per share for legal and
  organizational expenses paid                                   -                 -       8,000

  A total of 3,500,000 common shares were issued
  at fair market value of $0.01 per share for the
  acquisition of a license from a company controlled
  by the sole director - Notes 4 and 5                           -                 -      35,000

  Less:  dividend deemed paid - Notes 4 and 5                    -                 -     (10,250)
                                                     -------------  ----------------  -----------

                                                     $           -  $              -  $   32,750
                                                     =============  ================  ===========
Supplemental disclosure of cash flow information:
  Cash paid for interest                             $           -  $              -  $        -
                                                     =============  ================  ===========

  Cash paid for income taxes                         $           -  $              -  $        -
                                                     =============  ================  ===========


                             SEE ACCOMPANYING NOTES
                                   Page F - 5

                                     NETCO INVESTMENTS INC.
                                  A Development Stage Company)
                          INTERIM STATEMENT OF STOCKHOLDERS' DEFICIENCY
            for the period March 15, 2000 (Date of Incorporation) to March 31, 2004
                                     (Stated in US Dollars)
                                          (Unaudited)
                                          -----------


                                                                        Deficit
                                                                      Accumulated
                                                        Additional    During the
                                      Common Stock       Paid-in      Development
                                    Number    Amount     Capital         Stage        Total
                                   ---------  -------  ------------  -------------  ---------
Balance, March 15, 2000                    -  $     -  $         -   $          -   $      -
Stock issued for legal and
 organizational expenses at a
 fair market value of $0.01 per
 share                               800,000       80        7,920              -      8,000
Stock issued for acquisition of
 a license at a fair market value
 of $0.01 per share                3,500,000      350       34,650              -     35,000

Dividend deemed paid - Note 4              -        -      (10,250)             -    (10,250)

Net loss for the period                    -        -            -        (32,750)   (32,750)
                                   ---------  -------  ------------  -------------  ---------

Balance, December 31, 2000         4,300,000      430       32,320        (32,750)         -
Net loss for the year                      -        -            -           (500)      (500)
                                   ---------  -------  ------------  -------------  ---------

Balance, December 31, 2001         4,300,000      430       32,320        (33,250)      (500)
Net loss for the year                      -        -            -         (1,857)    (1,857)
                                   ---------  -------  ------------  -------------  ---------

Balance, December 31, 2002         4,300,000      430       32,320        (35,107)    (2,357)
Net loss for the year                      -        -            -         (6,529)    (6,529)
                                   ---------  -------  ------------  -------------  ---------

Balance, December 31, 2003         4,300,000      430       32,320        (41,636)    (8,886)
Net loss for the period                    -        -            -         (4,287)    (4,287)
                                   ---------  -------  ------------  -------------  ---------

Balance, March 31, 2004            4,300,000  $   430  $    32,320   $    (45,923)  $(13,173)
                                   =========  =======  ============  =============  =========


                             SEE ACCOMPANYING NOTES
                                   Page F - 6

                             NETCO INVESTMENTS INC.
                          (A Development Stage Company)
                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                 March 31, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   ----------

Note 1    Interim Financial Statements
          ----------------------------

          These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown.

          The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

Note  2   Nature of Operations and Continuance of Business
          ------------------------------------------------

          Netco Investments Inc. herein (the "Company") was incorporated in the State of Washington, in the United States of America on March 15, 2000.

          The Company is in the development stage and has acquired a license to market and distribute vitamins, minerals, nutritional supplements and other health and fitness products in Massachusetts, in which the grantor of the license offers these products for sale from various suppliers on their Web Site. After carrying out due diligence on the potential market for licensors products, the Company has decided to source their own product and focus on selling and marketing via the internet and commissioned sales agents, high-quality vitamins and homeopathic supplements, pre-packaged vacuum packed frozen foods in meal sized portions for consumption by domesticated household animals, i.e.; dogs and cats ("Pets") under the 'VitaBeast Foods' label.

          These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $45,923 at March 31, 2004 since inception and has a working capital deficiency of $13,173 at March 31, 2004. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

          The Company's current working capital is not sufficient to support current commitments and operations. The Company has devoted most of its activities in setting up its business plan, performing due diligence and sourcing product. The Company intends to raise $106,250 with an offering of 4,250,000 common shares at $0.025 per share pursuant to an SB-2 Registration statement to be registered with the Securities and Exchange Commission. The director of the Company will receive 5% of funds he raises from the sale of common shares. Any amounts earned by this director for selling shares will be charged to expense when incurred.


                                  Page F - 7

Netco Investments Inc.
(A Development Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 8
-----------

Note  3   Summary of Significant Accounting Policies
          ------------------------------------------

          The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

          The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

          Year End
          --------
          The Company's fiscal year end is December 31.

          Development Stage
          -----------------
          The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7 as it is devoting substantially all of its efforts to establish a new business and planned principal operations have not commenced.

          Foreign Currency Transactions/Balances
          --------------------------------------
          The Company's functional currency is the United States dollar. Occasional transactions occur in Canadian currency, and management has adopted SFAS No. 52, "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

          Rights and Licenses
          -------------------
          The cost to acquire rights and licenses are capitalized. The carrying value of the rights and licenses are evaluated in each reporting period to determine if there were events or circumstances, which would indicate a possible inability to recover the carrying amount. Such evaluation is based on various analyses including assessing the Company's ability to bring the commercial applications to market, related profitability projections and undiscounted cash flows relating to each application which necessarily involves significant management judgment. Where an impairment loss has been determined, the carrying amount is written-down to fair market value. Fair market value is determined as the amount at which the rights and licenses could be sold in a current transaction between willing parties.


                                  Page F - 8

Netco Investments Inc.
(A Development Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 9
-----------

Note  3   Summary of Significant Accounting Policies -  (cont'd)
          ------------------------------------------

          Income Taxes
          ------------
          The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 "Accounting for Income Taxes". Under the assets and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

          Basic Loss Per Share
          --------------------
          The Company reports basic loss per share in accordance with the SFAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period.

          Revenue Recognition
          -------------------
          The Company will earn revenue from the sale of product via the company's web site and commissioned sales people. The revenue will be recognized in the period the sales have occurred. This policy is prospective in nature, as the Company has not yet generated any revenue.

          The Company will recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured.

          Comprehensive Loss
          ------------------
          SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2004, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

          Financial Instruments
          ---------------------
          The carrying value of the Company's financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short maturity of such instruments. Due to related parties also approximates fair value. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.


                                  Page F - 9

Netco Investments Inc.
(A Development Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 10
-----------

Note  3   Summary of Significant Accounting Policies -  (cont'd)
          ------------------------------------------

          New Accounting Pronouncements
          -----------------------------
          In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB
          104), which supersedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company's financial statements.

          In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position".


                                  Page F - 10

Netco Investments Inc.
(A Development Stage Company)
Notes to the Interim Financial Statements
March 31, 2004
(Stated in US Dollars)
(Unaudited) - Page 11
---------

Note  4   Rights and Licenses
          -------------------

          On March 15, 2000, the Company acquired a license from Vitamineralherb.com Corp. (the "Grantor") to market vitamins, minerals, nutritional supplements and other health and fitness products through the Grantor's Web Site in Massachuesetts, USA. The license had an initial term of three years and was to be automatically renewed unless the Company or the Grantor gives the other notice not to renew.

          As consideration for acquiring the License, the Company issued 3,500,000 common shares to a related party with a fair market value of $0.01 per share for a total consideration of $35,000.

          During the period ended December 31, 2000, the License was written-off to operations due to the lack of historical cash flow and a lack of a market to resell the License. During the year ended December 31, 2003, management of the Company abandoned the license. On June 1, 2003, the Company acquired the right, title and interest in and to the URL, www.vitabeast.com, from the director of the Company for $1. The acquisition of the URL will assist the Company in dealing directly with product providers and consumers via the Internet.

Note  5   Related Party Transactions
          --------------------------

          The License (Note 4) was assigned to the Company by another company controlled by the sole director and President of the Company for consideration of 3,500,000 common shares with a fair market value of $35,000. The estimated cost based on comparable transactions, of the license to a company controlled by the President of the Company is $24,750. The estimate is based on an allocation of the cash outlay of $33,000 for common stock of Texmont, Inc., by virtue of which the company controlled by the President of the Company obtained the license as well as continued ownership of Texmont, Inc. The excess of fair market value over predecessor cost, being $10,250, is treated as a dividend which increased the deficit. The Grantor of the License to Texmont, Inc. is not related to the Company.

Note  6   Due to Related Parties
          ----------------------

          The amounts due to related parties are due to a director of the Company and a company with a director in common. These amounts are unsecured, non-interest bearing and have no specific terms for repayment.


                                  Page F - 11

Note  7   Deferred Tax Assets
          -------------------

          The significant components of the Company's deferred tax assets are as follows:

                                                                         Total
                                                                         -----
          Deferred  Tax  Assets
            Non-capital  losses  carryforward                         $  6,800
          Valuation  allowance  for  deferred  tax  asset             (  6,800)
                                                                      ---------

                                                                      $      -
                                                                      =========

          The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.


                                  Page F - 12

                             NETCO INVESTMENTS INC.

                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                           December 31, 2003 and 2002

                             (Stated in US Dollars)
                              --------------------



                                  Page F - 13

TERRY AMISANO LTD.                                                AMISANO HANSON

KEVIN HANSON, CA, CPA (NEVADA)                        CHARTERED  ACCOUNTANTS AND

                                                   CERTIFIED  PUBLIC  ACCOUNTANT



                          INDEPENDENT AUDITORS' REPORT

To the Stockholders,
Netco Investments Inc.

We have audited the accompanying balance sheets of Netco Investments Inc. (A Development Stage Company) as of December 31, 2003 and 2002 and the related statements of operations, stockholders' deficiency and cash flows for each of the years then ended and for the period March 15, 2000 (Date of Incorporation) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Netco Investments Inc. for the year ended December 31, 2001 was audited by other auditors whose report dated August 20, 2002 expressed an unqualified opinion on these financial statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Netco Investments Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years then ended and for the period March 15, 2000 (Date of Incorporation) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                               "AMISANO HANSON"
January 26, 2004                                      CHARTERED  ACCOUNTANTS AND
                                            CERTIFIED PUBLIC ACCOUNTANT (NEVADA)




750 WEST PENDER STREET, SUITE 604                       TELEPHONE:  604-689-0188
VANCOUVER CANADA                                        FACSIMILE:  604-689-9773
V6C 2T7                                               E-MAIL:  amishan@telus.net


                                  Page F - 14

                                [GRAPHIC OMITED]

         MANNING ELLIOTT              |   11th floor, 1050 West Pender Street,
                                      |   Vancouver, BC, Canada V6E 3S7
      CHARTERED ACCOUNTANTS           |   Phone: 604.714.3600  Fax: 604.714.3669
                                      |   Web: manningelliot.com

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Directors and Stockholders of Netco Investments Inc.
(A Development Stage Company)


We have audited the accompanying balance sheets of Netco Investments Inc. (A Development Stage Company) as of December 31, 2001 and 2000 and the related statements of operations, stockholders' deficit and cash flows for the period from March 15, 2000 (Date of Inception) to December 31, 2001 and the period from March 15, 2000 (Date of Inception) to December 31, 2000 and the year ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards used in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Netco Investments Inc. (A Development Stage Company), as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the period from March 15, 2000 (Date of Inception) to December 31, 2001 and the period from March 15, 2000 (Date of Inception) to December 31, 2000 and the year ended December 31, 2001, in conformity with generally accepted accounting principles used in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Manning  Elliott

CHARTERED ACCOUNTANTS


Vancouver, Canada

August 20, 2002


                                  Page F - 15

                             NETCO INVESTMENTS INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                           December 31, 2003 and 2002
                             (Stated in US Dollars)
                             ----------------------


ASSETS                                                                2003       2002
------                                                              ---------  ---------
Current
  Rights and licenses - Notes 3 and 4                               $      -   $      -
                                                                    ---------  ---------

                                  LIABILITIES
Current
  Accounts payable and accrued liabilities                          $  5,962   $    500
  Due to related parties - Note 5                                      2,924      1,857
                                                                    ---------  ---------
                                                                       8,886      2,357
                                                                    ---------  ---------

                            STOCKHOLDERS' DEFICIENCY
Preferred stock, 20,000,000 preferred shares authorized with a par value of $0.0001;  none issued
Common stock, 100,000,000 common shares
 authorized with a par value of $0.0001
 4,300,000 common shares issued and outstanding (2002:  4,300,000)       430        430
Additional paid-in capital                                            32,320     32,320
Deficit accumulated during the development stage                     (41,636)   (35,107)
                                                                    ---------  ---------

                                                                      (8,886)    (2,357)
                                                                    ---------  ---------

                                                                    $      -   $      -
                                                                    =========  =========

Nature and Continuance of Operations - Note 1
Commitment - Note 3


                             SEE ACCOMPANYING NOTES
                                  Page F - 16

                                 NETCO INVESTMENTS INC.
                             (A Development Stage Company)
                               STATEMENTS OF OPERATIONS
                    for the years ended December 31, 2003, 2002, 2001
   and for the period from March 15, 2000 (Date of Incorporation) to December 31, 2003
                                (Stated in US Dollars)
                                ----------------------


                                                                             March 15,
                                                                               2000
                                                                         (Date of Incor-
                                                                           poration) to
                                         Years ended December 31,          December 31,
                                      2003         2002         2001           2003
                                   -----------  -----------  -----------  --------------
Revenue                            $        -   $        -   $        -   $           -
                                   -----------  -----------  -----------  --------------

Expenses
  Filing fees                             554          622            -           1,176
  Legal, organizational and audit
   fees                                 5,909          673            -          14,582
  Rights and licenses costs                 1            -            -          24,751
  Office and miscellaneous                 65          562            -             627
  Website maintenance fee                   -            -          500             500
                                   -----------  -----------  -----------  --------------

Net loss for the period            $   (6,529)  $   (1,857)  $     (500)  $     (41,636)
                                   ===========  ===========  ===========  ==============

Loss per share                     $    (0.00)  $    (0.00)  $    (0.00)
                                   ===========  ===========  ===========

Weighted average shares
 outstanding                        4,300,000    4,300,000    4,300,000
                                   ===========  ===========  ===========


                             SEE ACCOMPANYING NOTES
                                  Page F - 17

                                   NETCO INVESTMENTS INC.
                                (A Development Stage Company)
                                  STATEMENTS OF CASH FLOWS
                      for the years ended December 31, 2003, 2002, 2001
 and for the period from March 15, 2000 (Date of Incorporation) to December 31, 2003
                                   (Stated in US Dollars)
                                   ----------------------


                                                                                March 15,
                                                                                  2000
                                                                            (Date of Incor-
                                                                              poration) to
                                             Years ended December 31,         December 31,
                                           2003        2002        2001           2003
                                         ---------  ----------  -----------  --------------
Cash flow from Operating Activities
  Net loss for the period                $ (6,529)  $  (1,857)  $     (500)  $     (41,636)
  Non-cash items
    Legal and organizational expenses           -           -            -           8,000
    Rights and licenses costs                   1           -            -          24,751
  Change in non-cash working capital
    items
  Accounts payable and accrued
    liabilities                             5,462           -          500           5,962
                                         ---------  ----------  -----------  --------------

Net cash used by Operating Activities      (1,066)     (1,857)           -          (2,923)
                                         ---------  ----------  -----------  --------------

Cash flow from Investing Activity
  Rights and licenses                          (1)          -            -              (1)
                                         ---------  ----------  -----------  --------------

Net cash used in investing activity            (1)          -            -              (1)
                                         ---------  ----------  -----------  --------------

Cash flow from Financing Activity
  Due to related parties                    1,067       1,857            -           2,924
                                         ---------  ----------  -----------  --------------

Net cash provided by financing activity     1,067       1,857            -           2,924
                                         ---------  ----------  -----------  --------------

Change in cash during the period                -           -            -               -
Cash, beginning of period                       -           -            -               -
                                         ---------  ----------  -----------  --------------

Cash, end of period                      $      -   $       -   $        -   $           -
                                         =========  ==========  ===========  ==============


                                                                                   /Cont'd.


                             SEE ACCOMPANYING NOTES
                                  Page F - 18

                                        NETCO INVESTMENTS INC.                            Continued
                                    (A Development Stage Company)
                                      STATEMENTS OF CASH FLOWS
                         for the years ended December 31, 2003, 2002, 2001
        and for the period from March 15, 2000 (Date of Incorporation) to December 31, 2003
                                       (Stated in US Dollars)
                                        --------------------


                                                                                       March 15,
                                                                                         2000
                                                                                   (Date of Incor-
                                                                                     poration) to
                                                       Years ended December 31,      December 31,
                                                      2003      2002        2001         2003
                                                    --------  ---------  ----------  --------------
Non-cash Financing Activities
  A total of 800,000 common shares
  were issued to a company controlled
  by the sole director at a fair market
  value of $0.01 per share for legal and
  organizational expenses paid                             -          -           -          8,000

A total of 3,500,000 common shares
  were issued at fair market value of
  $0.01 per share for the acquisition of a
  license from a company controlled by
  the sole director - Notes 3 and 4                        -          -           -         35,000

Less:  dividend deemed paid - Notes 3
  and 4                                                    -          -           -        (10,250)
                                                    --------  ---------  ----------  --------------

                                                    $      -  $       -  $        -  $      32,750
                                                    ========  =========  ==========  ==============

Supplemental disclosure of cash flow information:
  Cash paid for interest                            $      -  $       -  $        -  $           -
                                                    ========  =========  ==========  ==============

  Cash paid for income taxes                        $      -  $       -  $        -  $           -
                                                    ========  =========  ==========  ==============


                             SEE ACCOMPANYING NOTES
                                  Page F - 19

                             NETCO INVESTMENTS INC.
                          (A Development Stage Company)
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
   for the period March 15, 2000 (Date of Incorporation) to December 31, 2003
                             (Stated in US Dollars)
                              --------------------


                                                                     Deficit
                                                                   Accumulated
                                                      Additional   During the
                                      Common Stock      Paid-in    Development
                                    Number    Amount    Capital       Stage        Total
                                   ---------  -------  ---------  -------------  ---------

Balance, March 15, 2000                    -  $     -  $      -   $          -   $      -
Stock issued for legal and
 organizational expenses at a
 fair market value of $0.01 per
 share                               800,000       80     7,920              -      8,000
Stock issued for acquisition of
 a license at a fair market value
 of $0.01 per share                3,500,000      350    34,650              -     35,000

Dividend deemed paid - Note 4              -        -   (10,250)             -    (10,250)

Net loss for the period                    -        -         -        (32,750)   (32,750)
                                   ---------  -------  ---------  -------------  ---------

Balance, December 31, 2000         4,300,000      430    32,320        (32,750)         -
Net loss for the year                      -        -         -           (500)      (500)
                                   ---------  -------  ---------  -------------  ---------

Balance, December 31, 2001         4,300,000      430    32,320        (33,250)      (500)
Net loss for the year                      -        -         -         (1,857)    (1,857)
                                   ---------  -------  ---------  -------------  ---------

Balance, December 31, 2002         4,300,000      430    32,320        (35,107)    (2,357)
Net loss for the year                      -        -         -         (6,529)    (6,529)
                                   ---------  -------  ---------  -------------  ---------

Balance, December 31, 2003         4,300,000  $   430  $ 32,320   $    (41,636)  $ (8,886)
                                   =========  =======  =========  =============  =========


                             SEE ACCOMPANYING NOTES
                                  Page F - 20

                             NETCO INVESTMENTS INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                             (Stated in US Dollars)
                              --------------------


Note 1  Nature  and  Continuance  of  Operations
        ----------------------------------------

        Netco Investments Inc. herein (the "Company") was incorporated in the State of Washington, in the United States of America on March 15, 2000.

        The Company is in the development stage and has acquired a license to market and distribute vitamins, minerals, nutritional supplements and other health and fitness products in Massachusetts, in which the grantor of the license offers these products for sale from various suppliers on their Web Site. After carrying out due diligence on the potential market for licensors products, the Company has decided to source their own product and focus on selling and marketing via the internet and commissioned sales agents, high-quality vitamins and homeopathic supplements, pre-packaged vacuum packed frozen foods in meal sized portions for consumption by domesticated household animals, i.e.; dogs and cats ("Pets") under the 'VitaBeast Foods' label.

        These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $41,636 at December 31, 2003 since inception and has a working capital deficiency of $8,886 at December 31, 2003. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

        The Company's current working capital is not sufficient to support current commitments and operations. The Company has devoted most of its activities in setting up its business plan, performing due diligence and sourcing product. The Company intends to raise $106,250 with an offering of 4,250,000 common shares at $0.025 per share pursuant to an SB-2 Registration statement to be registered with the Securities and Exchange Commission. The director of the Company will receive 5% of funds he raises from the sale of common shares. Any amounts earned by this director for selling shares will be charged as a capital transaction when incurred.

Note 2  Summary  of  Significant  Accounting  Policies
        ----------------------------------------------

        The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

        The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Netco Investments Inc.
(A Development Stage Company)
Notes to the Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)
----------------------


Note 2  Summary of Significant Accounting Policies - (cont'd)

        Development  Stage
        ------------------

        The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7 as it is devoting substantially all of its efforts to establish a new business and planned principal operations have not commenced.

        Rights  and  Licenses

        The cost to acquire rights and licenses are capitalized. The carrying value of the rights and licenses are evaluated in each reporting period to determine if there were events or circumstances which would indicate a possible inability to recover the carrying amount. Such evaluation is based on various analyses including assessing the Company's ability to bring the commercial applications to market, related profitability projections and undiscounted cash flows relating to each application which necessarily involves significant management judgment. Where an impairment loss has been determined, the carrying amount is written-down to fair market value. Fair market value is determined as the amount at which the rights and licenses could be sold in a current transaction between willing parties.

        Income  Taxes
        -------------

        The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 "Accounting for Income Taxes". Under the assets and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

        Basic  Loss  Per  Share

        The Company reports basic loss per share in accordance with the SFAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period.

        Revenue  Recognition

        The Company will earn revenue from the sale of product via the company's web site and commissioned sales people. The revenue will be recognized in the period the sales have occurred. This policy is prospective in nature, as the Company has not yet generated any revenue.

Netco Investments Inc.
(A Development Stage Company)
Notes to the Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)
----------------------

Note 2  Summary of Significant Accounting Policies - (cont'd)

        Financial  Instruments
        ----------------------

        The carrying value of the Company's financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short maturity of such instruments. Due to related parties also approximates fair value. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

        New  Accounting  Standards
        --------------------------

        Management does not believe that any recently issued, but not yet effective, accounting standards if currently adapted could have a material affect on the accompanying financial statements.

Note 3  Rights and Licenses - Note 4
        -------------------

        On March 15, 2000, the Company acquired a license from Vitamineralherb.com Corp. (the "Grantor") to market vitamins, minerals, nutritional supplements and other health and fitness products through the Grantor's Web Site in Massachuesetts, USA. The license had an initial term of three years and was to be automatically renewed unless the Company or the Grantor gives the other notice not to renew.

        As consideration for acquiring the License, the Company issued 3,500,000 common shares to a related party with a fair market value of $0.01 per share for a total consideration of $35,000.

        During the period ended December 31, 2000, the License was written-off to operations due to the lack of historical cash flow and a lack of a market to resell the License. During the year ended December 31, 2003, management of the Company abandoned the license. On June 1, 2003, the Company acquired the right, title and interest in and to the URL, www.vitabeast.com, from the director of the Company for $1. The acquisition of the URL will assist the Company in dealing directly with product suppliers and consumers via the internet.

Netco Investments Inc.
(A Development Stage Company)
Notes to the Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)
----------------------

Note 4  Related Party Transactions - Notes 3 and 5

        The License (Note 3) was assigned to the Company by another company controlled by the sole director and President of the Company for consideration of 3,500,000 common shares with a fair market value of $35,000. The estimated cost based on comparable transactions, of the license to a company controlled by the President of the Company is $24,750. The estimate is based on an allocation of the cash outlay of $33,000 for common stock of Texmont, Inc., by virtue of which the company controlled by the President of the Company obtained the license as well as continued ownership of Texmont, Inc. The excess of fair market value over predecessor cost, being $10,250, is treated as a dividend which increased the deficit. The Grantor of the License to Textmont, Inc. is not related to the Company.

Note 5  Due to Related Parties - Note 4
        ----------------------

        The amounts due to related parties are due to a director of the Company and a company with a director in common. These amounts are unsecured, non-interest bearing and have no specific terms for repayment.

Note 6  Deferred  Tax  Assets
        ---------------------

        The significant components of the Company's deferred tax assets are as follows:

                                                                         Total
                                                                         -----
        Deferred  Tax  Assets
          Non-capital  losses  carryforward                            $  6,200
        Valuation  allowance  for  deferred  tax  asset                (  6,200)
                                                                       ---------
                                                                       $      -
                                                                       =========


The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.